N-SAR FILING
THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3
For 6-month period ending April 28, 2006




                                                                Par/    Issuer                          Participating  Selling
Fund             Trade Date  CUSIP     Issuer     144A  Price   Amount  Size        Percent  Broker     Underwriters   Concession
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THRIVENT         12/15/2005  695156109 PACKAGING  N     21.500  1,800   15,500,000  0.012%   JP MORGAN  JP MORGAN;
PARTNER MID                            COR OF                                                SECURITES  GOLDMAN,
CAP VALUE FUND                         AMERICA                                               INC.       SACHS & CO.
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THRIVENT         12/15/2005  695156109 PACKAGING  N     21.500  3,430   15,500,000  0.022%   JP MORGAN  JP MORGAN;
PARTNER MID                            COR OF                                                SECURITES  GOLDMAN,
CAP VALUE                              AMERICA                                               INC.       SACHS & CO.
PORTFOLIO
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